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                                                                  EXHIBIT 99(D)

                          ALUMINUM COMPANY OF AMERICA

                           OFFER FOR ALL OUTSTANDING
                                % BONDS DUE 20
                                IN EXCHANGE FOR
                            % SERIES B BONDS DUE 20
                                IN EXCHANGE FOR
                           % SERIES B BONDS DUE 20  ,
                       WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                  AS AMENDED

TO OUR CLIENTS:

  Enclosed for your consideration is a prospectus dated               , 1998
(the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Aluminum
Company of America (the "Issuer") to exchange their   % Series B Bonds due
20 , which have been registered under the Securities Act of 1933, as amended (the "New % Bonds"), for their outstanding % Bonds due 20 (the "Old % Bonds"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the registration rights agreement in respect of the Old % Bonds, dated June 16, 1998, by and among the Issuer and the initial purchasers referred to therein.

  This material is being forwarded to you as the beneficial owner of the Old % Bonds held by us for your account but not registered in your name. A
TENDER OF SUCH OLD   % BONDS MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD
AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we request instructions as to whether you wish us to tender on
your behalf the Old   % Bonds held by us for your account, pursuant to the
terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old % Bonds on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on            , 1998, unless extended by the Issuer. Any
Old   % Bonds tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

  Your attention is directed to the following:

    1. The Exchange Offer is for any and all Old   % Bonds.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

    3. Any transfer taxes incident to the transfer of Old   % Bonds from the
  holder to the Issuer will be paid by the holder, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 1998, unless extended by the Issuer.

  If you wish to have us tender your Old   % Bonds, please so instruct us by
completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION
ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD   % BONDS.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Aluminum
Company of America with respect to their Old   % Bonds.

  This will instruct you to tender the Old   % Bonds held by you for the
account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Old   % Bonds held by you for my account as indicated
below:

                                    AGGREGATE PRINCIPAL AMOUNT OF OLD   % BONDS

  % Bonds due 20
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[_] Please do not tender any Old   % Bonds
  held by you for my account.

Dated:         , 1998
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                                                  Signature(s)


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                                           Please print name(s) here


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                                                  Address(es)


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                                         Area Code and Telephone Number


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                                  Tax Identification or Social Security No(s).

  None of the Old   % Bonds held by us for your account will be tendered
unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon
shall constitute an instruction to us to tender all the Old   % Bonds held by
us for your account.

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